CONSULTING AGREEMENT

This Agreement is made effective this 30th day of June, 2014 between Harmonic Energy Inc., a Nevada corporation (the "Company") and Search4.Com, Inc., a Delaware corporation ("Search4.Com").

RECITALS

A. The Company is engaged in the development of a comprehensive solution for the disposition, recycling and manufacturing of tires.

B. Search4.Com performs marketing and investor relations services for public and non-public companies.

C. The Company desires to engage Search4.Com to provide such consulting and investor relations services to enhance shareholder value.

TERMS

In consideration of the covenants and conditions contained herein, the Company and the Consultant, hereinafter sometimes referred to as the “parties”, agree as follows:

1. Term of Agreement. The term of this Agreement shall commence on the effective date of the Agreement and continue on a week to week bases. The Agreement shall automatically renew on a weekly basis until terminated in accordance with Section 6 below.

2. Consulting Services. Search4.Com shall provide exposure for the Company to the investment community through various communication methods and shall further create investor awareness programs for the purposes of raising capital.

3.       Consulting Fee. For the term of this Agreement, the Company shall pay to Search4.Com the following compensation: (i) $15,000.00, which was previously paid to Search4.Com; (ii) upon execution of this Agreement, a further $37,500.00 (an initial payment of $20,000 due immediately and balance due within 10 days thereafter): and (ii) upon commencement of the fourth week from the date of this Agreement, i.e. July 30, 2014, and continuing on a weekly basis thereafter, $20,000.00 per week. Such fee shall be due and owing the first day of the week and be paid within two business days.

4. Duties of the Company. The Company shall furnish upon request any and all publicly available documents of the Company, including marketing, financial, promotional and other materials in such quantities that Search4.Com may request from time to time.

5. Out of Pocket Expenses. The company shall reimburse Search4.Com as to any extraordinary expenses that are mutually agreed upon in advance in relation to the consulting services, i.e. special mailings, road show events, and/or any other extraordinary expense. No out-of-pocket expenses shall be reimbursed unless it is pre-approved by the Company.

6. Termination. Without cause, either party may terminate this Agreement by providing a one week (7) day written notice to the other party as recognized in this Agreement. In the event of a termination of this Agreement, by the Company, all compensation paid to Search4.Com up until the time of termination shall be paid, shall be considered fully earned and by non-refundable.

7. Confidentiality.

a. The parties agree that any written, confidential or other proprietary information that is furnished by either party to the other shall be maintained in confidence by the receiving party for a period of one (1) years from its receipt in the same manner that it maintains as confidential its own proprietary information, except as further provided in this paragraph and unless further contractual arrangements are entered into by the parties. Each party shall mark any information that it considers as proprietary information as “Proprietary” or “Confidential”. Each party shall use said proprietary information disclosed to it only to effect fulfillment of the terms of this Agreement, and the parties agree that said information will only be disclosed to such personnel of the receiving party necessary to effect fulfillment of the terms of this Agreement.

b. The parties hereto agree that the provisions of this paragraph shall not apply with respect to proprietary information which is: (1) published or otherwise becomes available to the public other than by a breach of this Agreement by a party hereto; or (2) rightfully received by one party hereunder from a third party not obligated under this Agreement, and without confidential limitation.

c. No license, express or implied, in the “Confidential Information” is granted by either party other than to use the information in the manner and to the extent authorized.

d. Promptly upon the disclosing party’s request, the receiving party agrees to return all Confidential Information and all notes, graphics, writings and information in tangible forms, and all copies thereof, containing or referring to Confidential Information, which are in the possession of or under the receiving party’s control.

e. Neither party shall, without the prior written consent of the other party, issue any news releases, advertisements or other publications revealing the terms of this Agreement or in any other way reveal to third parties the terms of this Agreement.

8. General Provisions.

a. Attorney’s Fees: In the event of any arbitration between the parties, the prevailing party shall be entitled to recover from the non-prevailing party any and all costs, including reasonable attorneys’ fees, incurred by the prevailing party. Such relief shall be in addition to any other relief, award or damages to which the prevailing party may be entitled.

b. Severability: If any provision of the Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of the Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby. Each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

c. Governing Law/Arbitration: This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Maryland and the laws of the United States of America. Any dispute between the parties hereto shall be submitted for binding arbitration in Florida under the auspices and Commercial Arbitration Rules of the American Arbitration Association.

d. Final Agreement: This Agreement constitutes the final and complete agreement between the parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between the parties with respect thereto. Any modification, revision or amendment of this Agreement shall not be effective unless made in a writing executed by both parties.

e. Waiver: Any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced by a writing signed by the Party making such waiver or promise.

f. Headings: The headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

g. Language: The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

h. Notices: All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by commercial courier or by facsimile transmission to the parities at the addresses set forth on the front page of this Agreement or to such other person and place as either party shall designate by notice to the other party.

i. Successors: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, successors, trustees, and assigns.

j. Execution: This Agreement may be executed in any number of counterparts, and by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The individuals signing below represent that they are duly authorized to do so by and on behalf of the Party for whom they are signing

IN WITNESS WHEREOF, the parties have executed this Agreement as of the effective date first above written.

Date: June 30, 2014 Harmonic Energy Inc.

By: /s/ Jamie Mann

Date: June 30, 2014 Search4.Com, Inc.

By: /s/ Authorized Signatory

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